Filed Pursuant to Rule 424(b)(3)

Registration No. 333-284614

PROSPECTUS

Rain Enhancement Technologies Holdco, Inc.

5,000,000 Shares of Class A Common Stock Underlying Warrants (For Issuance)

5,672,182 Shares of Class A Common Stock (For Resale)

This prospectus relates to the issuance by Rain Enhancement Technologies Holdco, Inc. (“we”, “us”, “our”, and the “Company”) of 5,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company upon the exercise of 5,000,000 public warrants of the Company, with an exercise price of $11.50 per share (the “Warrants”).

This prospectus also relates to the resale from time to time by the selling shareholders (including their transferees, donees, pledgees, and other successors-in-interest) named in this prospectus (the “selling shareholders”) of up to 5,672,182 shares of Class A Common Stock. Such shares include: (i) 2,125,540 shares of Class A Common Stock issued to the former shareholders of Rain Enhancement Technologies, Inc., a Massachusetts corporation (“RET”), upon the closing of the business combination (the “Business Combination”) among the Company, RET, Coliseum Acquisition Corp., a Cayman Islands exempted company (“Coliseum”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company (“Merger Sub 1”), and Rainwater Merger Sub 2A, Inc., a Massachusetts corporation (“Merger Sub 2”), as consideration for their shares of Class A common stock of RET pursuant to the terms of the Business Combination Agreement between the Company, RET, Coliseum, Merger Sub 1, and Merger Sub 2, dated as of June 25, 2024 (as amended on August 22, 2024, the “Business Combination Agreement”), and such shares of RET Class A common stock were originally purchased at an effective purchase price of approximately $2.06 per share; (ii) 57,752 shares of Class A Common Stock issuable upon the conversion of 57,752 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) of the Company, issued to the former RET shareholders upon the closing of the Business Combination as consideration for their shares of Class B common stock of RET, and such shares of RET Class B common stock were originally purchased at an effective purchase price of approximately $2.16 per share; (iii) 2,150,838 shares of Class A Common Stock issuable upon the exercise of vested options to purchase Class A Common Stock (“Options”) at an exercise price of $2.06 per share, which were issued upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement, (iv) 650,120 shares of Class A Common Stock issued to Harry You and his affiliates upon the closing of the Business Combination as consideration for former founder shares of Coliseum pursuant to the terms of the Business Combination Agreement, which were purchased by Mr. You from Coliseum Acquisition Sponsor LLC (the “Previous Sponsor”) in June 2023 for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account (Mr. You funded an aggregate of $650,000 of such contributions), or an effective purchase price of approximately $0.999817 per share; (v) 564,375 shares of Class A Common Stock issued at the closing of the Business Combination upon the exchange of private placement warrants of Coliseum pursuant to the Warrant Exchange Agreement dated December 17, 2024, between Coliseum, the Company, and the holders of such Coliseum private placement warrants (the “Warrant Exchange Agreement”), and such Coliseum private placement warrants were purchased by Mr. You from the Previous Sponsor in June 2023 for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account (Mr. You funded an aggregate of $650,000 of such contributions), or an effective purchase price of approximately $1.151718 per share; (vi) 118,557 shares of Class A Common Stock issued to investors (the “PIPE Investors”) pursuant to the terms of the Subscription Agreements between the PIPE Investors and the Company (the “PIPE Subscription Agreements”), at a price of approximately $11.39 per share (the “PIPE Investment”); and (vii) 5,000 shares of Class A Common Stock issued to a vendor as consideration for services rendered.

We will receive the proceeds from any exercise of the Warrants for cash, but not from the net share exercise of any Warrants or from the resale of any shares of Class A Common Stock by the selling shareholders pursuant to this prospectus. Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock at an initial exercise price of $11.50 per share. If each outstanding Warrant is exercised for cash, we will receive aggregate cash proceeds of $57.5 million. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease. We believe the likelihood that the holders will exercise their Warrants is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock is less than the exercise price of the Warrants, we believe the holders are unlikely to exercise their Warrants. Conversely, the holders are more likely to exercise their Warrants the higher the prices of our Class A Common Stock is above the exercise price of the Warrant. On May 1, 2026, the closing price of our Class A Common Stock was $2.17.

Of the 5,672,182 shares of Class A Common Stock that may be sold by the selling shareholders under this prospectus, an aggregate of 5,548,625 shares are subject to a two-year lockup pursuant to the terms of the lock-up agreement (the “Lock-Up Agreement”) dated as of December 31, 2024, by and among the Company and certain shareholders of the Company, including the RET Founders and Berto LLC (the “New Sponsor”), representing the shares issued as consideration for the shares of common stock of RET pursuant to the terms of the Business Combination Agreement, the shares issued as consideration for former founder shares of Coliseum pursuant to the terms of the Business Combination Agreement, the shares issued in the Warrant Exchange, and the shares issuable upon exercise of the Options. For more information about the transfer restrictions that apply to the shares being registered for resale hereby, see “Information About the Offered Shares” and “Securities Act Restrictions on Resale of Securities – Lock-Up Restrictions.”

The 5,672,182 shares of Class A Common Stock that may be sold by the selling shareholders under this prospectus represents approximately 69.8% of the 8,131,081 outstanding shares of Class A Common Stock as of May 1, 2026 and approximately 232.4% of the approximately 2,441,042 shares of Class A Common Stock in the public float as of May 1, 2026. Sales of a substantial number of our shares of Class A Common Stock in the public market by the selling shareholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our Class A Common Stock and could impar our ability to raise capital through the sale of additional equity securities. See “Risk Factors— Sales of a substantial number of shares of Class A Common Stock in the public market, particularly sales by our executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of Class A Common Stock to decline.”

Despite a significant decline in the public trading price, some of the selling shareholders may still experience a positive rate of return on the shares being offered by them in this prospectus due to the price at which such selling shareholder initially purchased the shares. Based upon the closing price of our Class A Common Stock of $2.17 on May 1, 2026, upon the sale of shares of our Class A Common Stock (i) Harry You may experience a potential profit of approximately $1.17 per share of the Class A Common Stock issued to him upon the exchange of the former Founder Shares in the Business Combination, and approximately $1.02 per share of the Class A Common Stock issued to him upon the exchange of the Coliseum Private Placement Warrants in the Warrant Exchange, (ii) the RET Founders, which includes Harry You, Niccolo de Masi, and Paul Dacier or their affiliates, may experience a potential profit of approximately $0.11 per share of the Class A Common Stock issued to them upon the exchange of the RET Class A Common Stock in the Business Combination, a potential profit of approximately $0.01 per share of the Class A Common Stock issuable upon the conversion of the Class B Common Stock issued to them upon the exchange of the RET Class B Common Stock in the Business Combination, and Harry You and Niccolo de Masi may experience a potential profit of approximately $0.11 per share of the Class A Common Stock issuable upon exercise of the Options issued to them upon the exchange of RET options in the Business Combination, (iii) the PIPE Investors, which includes Harry You and Paul Dacier, may experience a potential loss of approximately $9.22 per share of the Class A Common Stock issued in the PIPE Investment, and (iv) the vendor may experience a potential profit of approximately $2.17 per share of the Class A Common Stock issued to the vendor at the closing of the Business Combination in consideration for services rendered. See “Information About the Offered Shares” beginning on page 7 of this prospectus for more information. See also “Risk Factors— Certain existing shareholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.”

We are registering shares of Class A Common Stock for resale pursuant to the selling shareholders’ registration rights under certain agreements between us, on the one hand, and the selling shareholders, on the other hand. Our registration of Class A Common Stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares registered for resale.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A Common Stock. The selling shareholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock. We provide more information about how the selling shareholders may sell the shares of Class A Common Stock in the section titled “Plan of Distribution.”

Our shares of Class A Common Stock and Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RAIN” and “RAINW,” respectively. On May 1, 2026, the closing price of our Class A Common Stock was $2.17 per share and the closing price of our Warrants was $0.23 per Warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary —Emerging Growth Company” and “—Smaller Reporting Company.” Investing in shares of our Class A Common Stock involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling shareholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the selling shareholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Class A Common Stock from time to time upon the exercise of Warrants.

Neither we nor the selling shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus and any accompanying prospectus supplement we have prepared or authorized. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement we have prepared or authorized. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents we incorporate herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “RET” refer to the businesses of Rain Enhancement Technologies, Inc. and its subsidiaries, which became the business of Rain Enhancement Technologies Holdco, Inc. and its subsidiaries following the consummation of the Business Combination.

INDUSTRY AND MARKET DATA

This prospectus contains, and any amendment or any prospectus supplement may contain, industry and market data which have been obtained from industry publications, market research and other publicly available information. Such information is supplemented, where necessary, with the Company’s own internal estimates, taking into account publicly available information about other industry participants and the judgment of the Company’s management where information is not publicly available. This information appears in the sections entitled, among others, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report, which is incorporated herein by reference.

Industry publications and market research generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. In some cases, the sources from which this data is derived is not expressly referred to. While the Company compiled, extracted and reproduced industry data from these sources, and believes that the information used is reliable, the Company did not independently verify the data that was extracted or derived from such industry publications or market reports, and cannot guarantee its accuracy or completeness.

The industry and market data that appears in this prospectus is inherently uncertain, involves a number of assumptions and limitations and may not necessarily be reflective of actual market conditions and you are cautioned not to give undue weight to such industry and market data because it may differ from current data due to material changes in market conditions or otherwise. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

The Company does not intend or assume any obligation to update industry or market data set forth in this prospectus. Because market behavior, preferences and trends are subject to change, prospective investors should be aware that market and industry information in this prospectus and estimates based on any data therein may not be reliable indicators of future market performance or the Company’s future results of operations.

TRADEMARKS

This prospectus contains, and any amendment or any prospectus supplement may contain, references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026 (our “Annual Report”);

●	our Current Reports on Form 8-K filed with the SEC on February 20, 2026, April 6, 2026, and April 14, 2026; and

●	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 30, 2024 (File No. 001-42460), pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.5 to our Annual Report, as may be further amended by any amendments or reports filed for the purposes of updating this description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at www.sec.gov. Our filings are also available to the public on, or accessible through, our website at investor.rainenhancement.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number: 4851 Tamiami Trail N, Suite 200, Naples, FL 34103, (339) 222-6714.

FREQUENTLY USED TERMS

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

“Business Combination” means collectively, the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 25, 2024, as amended on August 22, 2024, by and among the Company, Coliseum, RET, Merger Sub 1 and Merger Sub 2.

“Coliseum” means Coliseum Acquisition Corp., prior to the Business Combination, a blank check company incorporated as an exempted company in the Cayman Islands.

“Class A Common Stock” means the shares of the Company’s Class A common stock, par value $0.0001 per share, entitling the holders thereof to one vote per share of all matters on which the shares of Class A Common Stock are entitled to vote.

“Class B Common Stock” means the shares of the Company’s Class B common stock, par value $0.0001 per share, which have economic rights (including dividend and liquidation rights) identical to those of the Class A Common Stock but the holders thereof are entitled to fifteen votes per share on all matters on which the shares of Class B Common Stock are entitled to vote, which voting structure will terminate on the date that is five years after the closing of the Business Combination, or earlier in certain circumstances, including if the initial holders thereof collectively cease to beneficially own at least twenty percent (20%) of the number of shares of Common Stock held by them on the date of the closing of the Business Combination, as more fully set forth in the Company’s Amended and Restated Articles of Organization, as amended.

“Coliseum Private Placement Warrants” means the 3,225,000 warrants sold by Coliseum to the Previous Sponsor at the closing of Coliseum’s initial public offering, 2,257,500 of which were sold to the New Sponsor in connection with the Transfer Transaction. Each Coliseum Private Placement Warrant was exchanged for shares of Class A Common Stock at the closing of the Business Combination pursuant to the Warrant Exchange.

“Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means, prior to the Business Combination, Coliseum’s Class B ordinary shares, par value $0.001 per share, issued to or purchased by the Previous Sponsor, New Sponsor, or Coliseum’s directors and officers, and Coliseum’s Class A ordinary shares, par value $0.001 per share, issued or issuable upon the conversion of Coliseum’s Class B ordinary shares. Each of the Founder Shares were exchanged for Class A Common Stock in the Business Combination.

“Lock-Up Agreement” means the lock-up agreement by and among the Company and certain shareholders of the Company, including the RET Founders, the Previous Sponsor, the New Sponsor, and, each director and officer of the Company entered into on the closing date of the Business Combination.

“Merger Sub 1” means Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and prior to the Business Combination a wholly-owned subsidiary of the Company.

“Merger Sub 2” means Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and prior to the Business Combination a wholly-owned subsidiary of Coliseum.

“New Sponsor” means Berto LLC, a Delaware limited liability company.

“Options” means options to purchase shares of Class A Common Stock, issued upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement.

“Previous Sponsor” means Coliseum Acquisition Sponsor LLC.

“RET” means Rain Enhancement Technologies, Inc., a Massachusetts corporation and wholly-owned subsidiary of the Company following the Business Combination.

“RET Class A Common Stock” means, prior to the Business Combination, the Class A common stock of RET, par value $0.0001 per share.

“RET Class B Common Stock” means, prior to the Business Combination, the Class B common stock of RET, par value $0.0001 per share.

“RET Founders” means Paul Dacier, Harry You, Niccolo de Masi, or their affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrants” means each warrant to purchase shares of Class A Common Stock at an initial exercise price of $11.50 per share, which were initially issued by Coliseum as part of the units sold in Coliseum’s initial public offering and were assumed by the Company pursuant to the Business Combination Agreement.

“Warrant Agreement” means the Warrant Agreement assumed by the Company pursuant to the Warrant Assumption Agreement, which governs the terms of the Warrants.

“Warrant Assumption Agreement” means the warrant assignment, assumption and amendment agreement by and among the Company, Coliseum and Continental Stock Transfer & Trust Company, dated December 31, 2024, pursuant to which the Company assumed each issued and outstanding whole Warrant.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions, whether or not identified in this prospectus, of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “scheduled,” “seek,” “should,” “will” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	general economic uncertainty;

●	the volatility of currency exchange rates;

●	RET’s ability to manage growth;

●	the Company’s ability to maintain the listing of Class A Common Stock on Nasdaq or any other national exchange;

●	risks related to the rollout of RET’s business and expansion strategy;

●	the effects of competition on RET’s future business;

●	the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which the Company operates or will operate in the future;

●	international, national or local economic, social or political conditions that could adversely affect the companies and their business;

●	the effectiveness of the Company’s internal controls and its corporate policies and procedures and the restatement of the Company’s prior financial statements;

●	changes in personnel and ability to recruit and retain qualified personnel;

●	the volatility of the market price and liquidity of the Class A Common Stock and Warrants;

●	potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by the Company subsequent to the Business Combination;

●	factors relating to the business, operations and financial performance of the Company and its subsidiaries, including:

o	changes in the Company’s business strategy, plans for growth or restructuring may increase its costs or otherwise affect its profitability;

o	the Company’s revenues and results of operations may fluctuate significantly;

o	protecting and defending against intellectual property claims may have a material adverse effect on the Company’s business;

o	changes in evolving technologies may negatively affect the Company’s business, financial condition or results of operations;

o	the Company will be subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures; and

o	business interruptions from circumstances or events out of the Company’s control could adversely affect the Company’s operations.

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” herein, in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by our future filings, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus.

In addition, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the businesses of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read (i) this entire prospectus, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, (ii) the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other documents that we file with the SEC, which are incorporated herein by reference as described under the heading “Where You Can Find More Information”), (iii) our consolidated financial statements and the related notes incorporated by reference in this prospectus and (iv) all other information included or incorporated by reference in this prospectus.

Overview of the Company

Rain Enhancement Technologies, Inc. (“RET”) was founded to provide the world with reliable access to water, one of life’s most important resources. To achieve this mission, RET aims to develop, manufacture and commercialize atmospheric enhancement by ionization (“AEI”) technology.

Today, water scarcity issues are one of the world’s foremost concerns. According to the World Wildlife Fund, 1.1 billion people globally lack access to water for basic necessities, and, according to the American Geophysical Union, 80% of global croplands are expected to experience water scarcity by 2050, threatening agricultural yields.

RET is combining specialized expertise and personnel to develop, improve and commercialize AEI technology that enhances rainfall when conditions are appropriate in the atmosphere. We are building our proprietary Weather Enhancement Technology Array (“WETA”) platform with software, meteorology, hardware, product design and operations to make rain and snowfall generation more dependable. We aim to improve the existing rain and snowfall generation technologies by introducing robust measurement tools, including automation technology, rain gauges, and weather stations, to more precisely quantify system performance and potential water resource impacts.

RET aims to develop, invent, improve, manufacture, commercialize and operate technologies that enhance rainfall and elevate water reserves. We believe our technology has the potential to enhance rain and snowfall and increase the availability of freshwater resources that may ultimately contribute to potable water supplies. The projected cost (not including land costs, which are still being determined) and energy requirements for our technology are modest on a per gallon basis for communities and ecosystems, estimated to be $0.10 per cubic meter, less than other alternative technologies. We aim to enhance agricultural, industrial and household water supplies for all the communities in which we operate by developing technology and services to serve governmental and commercial clients’ needs in creating water resiliency and abundancy.

RET expects to expand its offerings to additional atmospheric and water-related technologies, such as fog mitigation and other water generation or water management solutions, where complementary technologies may enhance RET’s ability to address water scarcity challenges. RET’s target client segments include governmental entities, large landowners, infrastructure operators, and commercial enterprises seeking to improve water availability, enhance snowfall or mitigate weather-related impacts.

RET’s business model is based on a unique one-to-many community-centric business model. The numerous client segments to which we market include large landowners including agriculture, resorts, energy and transportation companies, insurance and reinsurance companies, decarbonization initiatives of major corporations and philanthropists, supranational governmental organizations, and city, county, state, federal and non-U.S. governments. In addition, we aim to leverage our offerings and enhance our potential market position by exploring ways to expand our future water generation products through licensing and acting as a channel partner for additional water generation technologies.

Corporate Information

The Company was incorporated in Massachusetts on May 21, 2024, for the purpose of effectuating the Business Combination. The Company is a holding company that operates RET’s current business through subsidiaries. RET was incorporated in Delaware on November 10, 2022, and was later converted into a Massachusetts corporation on April 8, 2024. Following the completion of the Business Combination, RET is a wholly-owned subsidiary of the Company.

Pursuant to the Company’s Amended and Restated Articles of Organization, as amended, the Company may engage in any and all lawful business for which a business corporation may engage in under Massachusetts law. In the future, the Company may acquire additional businesses or assets which may or may not be complementary to the RET business. If the Company acquires a business or assets that are not complementary to the RET business, such business or assets may not be able to leverage our existing infrastructure or operational experience, which may increase the costs and risk associated with such acquisitions, and we may determine in connection with such acquisition or afterward to separate the ownership of such business or assets from that of RET through a spin-off, split off or otherwise of RET or of such business or assets. See the Company’s Annual Report for more information.

Our principal executive office is located at 4851 Tamiami Trail N, Suite 200, Naples, FL 34103. Our telephone number is (339) 222-6714. Our website address is https://rainenhancement.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination, (b) in which we have total annual revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeds $100 million during such completed fiscal year or the market value of the shares of Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Issuer	Rain Enhancement Technologies Holdco, Inc.

Securities being Registered	We are registering the issuance of 5,000,000 shares of Class A Common Stock upon the exercise of 5,000,000 Warrants. We are also registering the resale from time to time by the selling shareholders (including their transferees, donees, pledgees, and other successors-in-interest) named in this prospectus of up to 5,672,182 shares of Class A Common Stock.

Shares of Class A Common Stock outstanding prior to this offering	8,131,081 (1)(2)

Shares of Class B Common Stock outstanding prior to this offering	57,752

Shares of Class A Common Stock outstanding after this offering	15,339,671, assuming the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock on a 1:1 basis in accordance with their terms, the cash exercise of all outstanding Options, and the cash exercise of all outstanding Warrants.

Terms of the Offering	The selling shareholders will determine when and how they will dispose of any shares of Class A Common Stock registered under this prospectus for resale. We will issue shares of Class A Common Stock upon the exercise of the Warrants pursuant to the terms of the Warrant Agreement.

Use of Proceeds

We will not receive any proceeds from the sale of shares of Class A Common Stock by the selling shareholders pursuant to this prospectus, nor from the sale of the shares of Class A Common Stock issuable upon the exercise of the Warrants.

We will receive the proceeds from any exercise of the Warrants for cash. If each outstanding Warrant is exercised for cash, we will receive aggregate cash proceeds of $57.5 million. We intend to use the cash proceeds from the exercise of Warrants for general corporate and working capital purposes.

Risk Factors	You should carefully read the “Risk Factors” beginning on page 4 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A Common Stock.

Nasdaq Symbol for our Class A Common Stock	“RAIN”

Nasdaq Symbol for our Warrants	“RAINW”

(1)	Includes 301,160 unvested restricted stock awards, which are outstanding but subject to vesting.
(2)	Excludes 2,150,838 shares of Class A Common Stock issuable upon the exercise of outstanding Options and 5,000,000 shares of Class A Common Stock issuable upon the cash exercise of outstanding Warrants.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, you should carefully consider the specific risks set forth below, the risks incorporated herein by reference to our Annual Report, our subsequent Quarterly Reports, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and the other information contained in any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. For more information, see “Information Incorporated by Reference” and “Where You can Find More Information”.

Risks Related to this Offering by the Selling Shareholders

Sales of a substantial number of shares of Class A Common Stock in the public market, particularly sales by our executive officers, directors and significant shareholders, or the perception that these sales could occur, could cause the market price of Class A Common Stock to decline.

Sales of a substantial number of shares of Class A Common Stock in the public market, particularly sales by our executive officers, directors and principal shareholders, or the perception that these sales might occur, could cause the market price of Class A Common Stock to decline. Some of our executive officers, directors and the holders of a substantial number of shares of Class A Common Stock are subject to lock-up provisions pursuant to the Lock-up Agreement that prohibit them from offering for sale, selling, contracting to sell, granting any option for the sale of, transferring or otherwise disposing of any shares of Class A Common Stock and of any securities convertible into or exercisable for Class A Common Stock, for a period of two years from the date of closing of the Business Combination, subject to certain exceptions.

When the applicable lock-up periods expire, our security holders subject to lock-up provisions will be able to sell shares of Class A Common Stock in the public market. Sales of a substantial number of such shares upon expiration of the lock-up provisions, the perception that such sales may occur, or early release of these provisions could cause our market price to fall or make it more difficult for you to sell your Class A Common Stock at a time and price that you deem appropriate.

In addition, we may file a registration statement to register shares reserved for future issuance under our equity compensation plans. Subject to the satisfaction of applicable vesting requirements and expiration of the lock-up provisions referred to above, the shares issued upon exercise of outstanding stock options would be available for immediate resale in the open market.

Certain existing shareholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Certain shareholders in the Company, including certain of the selling shareholders, acquired, or may acquire, shares of our Class A Common Stock at prices below the current trading price of our Class A Common Stock and may experience a positive rate of return based on the current trading price.

This prospectus relates to the issuance by the Company of 5,000,000 shares of Class A Class A Common Stock upon the exercise of 5,000,000 Warrants and the resale from time to time by the selling shareholders of up to 5,672,182 shares of Class A Common Stock. Such shares being registered for resale include: (i) 2,125,540 shares of Class A Common Stock issued to the former shareholders of RET pursuant to the terms of the Business Combination Agreement, and such shares of RET Class A common stock were originally purchased at an effective purchase price of approximately $2.06 per share; (ii) 57,752 shares of Class A Common Stock issuable upon the conversion of 57,752 shares of Class B Common Stock issued to the former RET shareholders pursuant to the terms of the Business Combination Agreement, and such shares of RET Class B common stock were originally purchased at an effective purchase price of approximately $2.16 per share; (iii) 2,150,838 shares of Class A Common Stock issuable upon vested Options with an exercise price of $2.06 per share, which were issued upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement; (iv) 650,120 shares of Class A Common Stock issued to Harry You and his affiliates upon the Closing as consideration for former Founder Shares pursuant to the terms of the Business Combination Agreement, which were purchased by Mr. You from the Previous Sponsor in June 2023 for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account (Mr. You funded an aggregate of $650,000 of such contributions), or an effective purchase price of approximately $0.999817 per share; (v) 564,375 shares of Class A Common Stock issued at the Closing upon the exchange of Private Placement Warrants of Coliseum pursuant to the Warrant Exchange Agreement, and such Coliseum private placement warrants were purchased by Mr. You from the Previous Sponsor in June 2023 for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account (Mr. You funded an aggregate of $650,000 of such contributions), or an effective purchase price of approximately $1.151718 per share; (vi) 118,557 shares of Class A Common Stock issued to the PIPE Investors pursuant to the terms of the PIPE Subscription Agreements, at a price per share of approximately $11.39; and (vii) 5,000 shares of Class A Common Stock issued to a vendor as consideration for services rendered. Depending on the price, the public shareholders may have paid significantly more than the selling shareholders for any shares or Warrants they may have purchased in the open market based on variable market price.

Despite a significant decline in the public trading price, some of the selling shareholders may still experience a positive rate of return on the shares being offered by them in this prospectus due to the price at which such selling shareholder initially purchased the shares. Based upon the closing price of our Class A Common Stock of $2.17 on May 1, 2026, upon the sale of shares of our Class A Common Stock (i) Harry You may experience a potential profit of approximately $1.17 per share of the Class A Common Stock issued to him upon the exchange of the former Founder Shares in the Business Combination, and approximately $1.02 per share of the Class A Common Stock issued to him upon the exchange of the Coliseum Private Placement Warrants in the Warrant Exchange, (ii) the RET Founders, which includes Harry You, Niccolo de Masi, and Paul Dacier or their affiliates, may experience a potential profit of approximately $0.11 per share of the Class A Common Stock issued to them upon the exchange of the RET Class A Common Stock in the Business Combination, a potential profit of approximately $0.01 per share of the Class A Common Stock issuable upon the conversion of the Class B Common Stock issued to them upon the exchange of the RET Class B Common Stock in the Business Combination, and Harry You and Niccolo de Masi may experience a potential profit of approximately $0.11 per share of the Class A Common Stock issuable upon exercise of the Options issued to them upon the exchange of RET options in the Business Combination, (iii) the PIPE Investors, which includes Harry You and Paul Dacier, may experience a potential loss of approximately $9.22 per share of the Class A Common Stock issued in the PIPE Investment, and (iv) the vendor may experience a potential profit of approximately $2.17 per share of the Class A Common Stock issued to the vendor at the closing of the Business Combination in consideration for services rendered.

For a detailed description of the potential profits that the selling shareholders may experience, see the section of this prospectus entitled “Information About the Offered Shares.” Public shareholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which the selling shareholders purchased their securities.

USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the selling shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. The selling shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling shareholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive the proceeds from any exercise of the Warrants for cash. If each outstanding Warrant is exercised for cash, we will receive aggregate cash proceeds of $57.5 million. We intend to use the cash proceeds from the exercise of Warrants for general corporate and working capital purposes.

INFORMATION ABOUT THE OFFERED SHARES

This prospectus relates to the issuance by the Company of 5,000,000 shares Class A Common Stock upon the exercise of 5,000,000 Warrants.

This prospectus also relates to the resale from time to time by the selling shareholders of up to 5,672,182 shares of Class A Common Stock, constituting approximately 69.8% of the 8,131,081 outstanding shares of Class A Common Stock as of May 1, 2026 and approximately 232.4% of the approximately 2,441,042 shares of Class A Common Stock in the public float as of May 1, 2026.

The following table includes information relating to the securities held by the selling shareholders, including the price each selling shareholder paid for the securities, the potential profit relating to such securities and any applicable lock-up restrictions. The following table is derived in part from our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. The public offering price in the Coliseum initial public offering was $10.00 per share. Consequently, as set forth in the table below, some of the selling shareholders may realize a positive rate of return on the sale of the securities covered by this prospectus even at times when the market price per share of our Class A Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment.

All share numbers take into account sales, distributions, and transfers that occurred prior to the date of this prospectus.

Selling Shareholder	Number of Shares Offered	Effective Purchase Price per Offered Share		Effective Gross Purchase Price		Potential Profit Per Offered Security(5)	Potential Aggregate Gross Profit(5)	Lock-Up Restrictions
Harry L. You and affiliates
Class A Common Stock issued in exchange for Founder Shares in the Business Combination	650,120	$1.00	(1)	$650,001	(1)	$1.17	$760,759	2 years	(6)
Class A Common Stock issued in exchange for RET Class A common stock in the Business Combination	194,046	$2.06	(2)	$399,970		$0.11	$21,110	2 years	(6)
Class A Common Stock underlying Shares of Class B Common Stock issued in exchange for RET Class B common stock in the Business Combination	23,101	$2.16	(3)	$49,997		$0.01	$132	2 years	(6)
Class A Common Stock issued upon the exchange of Coliseum Private Placement Warrants in the Warrant Exchange	564,375	$1.15	(1)	$650,001	(1)	$1.02	$574,693	2 years	(6)
Class A Common Stock issued in the PIPE Investment	43,910	$11.39		$500,000		$(9.22)	$(404,850)	—
Class A Common Stock issuable upon the exercise of Options	1,433,892	$2.06	(4)	$2,953,818		$0.11	$157,728	2 years	(6)
Niccolo de Masi and affiliates
Class A Common Stock issued in exchange for RET Class A common stock in the Business Combination	92,172	$2.06	(2)	$189,986		$0.11	$10,027	2 years	(6)
Class A Common Stock underlying Shares of Class B Common Stock issued in exchange for RET Class B common stock in the Business Combination	16,170	$2.16	(3)	$34,996		$0.01	$93	2 years	(6)
Class A Common Stock issuable upon the exercise of Options	716,946	$2.06	(4)	$1,476,909		$0.11	$78,864	2 years	(6)
Paul T. Dacier and affiliates
Class A Common Stock issued in exchange for RET Class A common stock in the Business Combination	1,839,322	$2.06	(2)	$3,791,235		$0.11	$200,094	2 years	(6)
Class A Common Stock underlying Shares of Class B Common Stock issued in exchange for RET Class B common stock in the Business Combination	18,481	$2.16	(3)	$39,998		$0.01	$106	2 years	(6)
Class A Common Stock issued in the PIPE Investment	21,954	$11.39		$250,000		$(9.22)	$(202,425)	—
Elisabeth L. Levin
Class A Common Stock issued in the PIPE Investment	2,195	$11.39		$25,000		$(9.22)	$(20,238)	—
Trust U/W Carl M. Loeb FBO Arthur L. Loeb
Class A Common Stock issued in the PIPE Investment	10,978	$11.39		$125,000		$(9.22)	$(101,217)	—
Lyman B. Dickerson
Class A Common Stock issued in the PIPE Investment	17,564	$11.39		$200,000		$(9.22)	$(161,940)	—
CLAM Partners LLC
Class A Common Stock issued in the PIPE Investment	21,955	$11.39		$250,000		$(9.22)	$(202,425)	—
Interest Solutions, LLC
Class A Common Stock issued as consideration for services	5,000	—		—		$2.17	$10,850	—

(1)	Mr. You acquired 2,625,000 Founder Shares, and 2,257,500 Private Placement Warrants from the Previous Sponsor for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account in connection with an extension of Coliseum’s liquidation date. Mr. You, through the New Sponsor, funded $500,000 of contributions to the trust account in connection with the first such extension and an additional $150,000 of contributions to the trust account in connection with the third such extension, in each case through drawdowns of a working capital loan. In connection with the Business Combination, Mr. You forfeited or transferred an aggregate of 1,974,880 shares for no consideration. The effective purchase price of the remaining 650,120 shares was determined by dividing his investment of $650,001 by 650,120. Additionally, in connection with the Business Combination, pursuant to the Warrant Exchange, Mr. You’s 2,257,500 Private Placement Warrants were exchanged for 564,375 shares of Class A Common Stock. The effective purchase price of such shares was determined by dividing his investment of $650,001 by 564,375.

(2)	Represents (i) the initial purchase price of $2,955.78 per share of RET Class A common stock purchased on August 23, 2024, divided by (ii) the Exchange Ratio of 1,434 shares of Class A Common Stock for each share of RET Class A common stock in the Business Combination.

(3)	Represents (i) the initial purchase price of $3,103.57 per share of RET Class B common stock purchased on August 23, 2024, divided by (ii) the Exchange Ratio of 1,434 shares of Class A Common Stock for each share of RET Class A common stock in the Business Combination.

(4)	The exercise price of the Options was determined pursuant to the Business Combination Agreement as follows: (i) the initial exercise price of $2,955.78 per share of RET Class A common stock underlying RET options, divided by (ii) the Exchange Ratio of 1,434.

(5)	Notwithstanding any restrictions on the transferability of the shares of our Class A Common Stock, the potential profit per security offered and potential aggregate gross profit are calculated assuming that all such shares of Class A Common Stock were sold at a price of $2.17 per share, which was the closing price of our Class A Common Stock on May 1, 2026. The trading price of our Class A Common Stock may be different at the time a selling shareholder decides to sell its shares.

(6)	The transfer restrictions do not apply to the following: (a) transfers to the Company’s directors or officers, any affiliates or family members of the Company’s directors or officers, a party to the agreement, any members of such person or any affiliate of such person; (b) transfers by gift to a member of the party’s immediate family, or to a trust the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (c) by virtue of laws of descent and distribution upon death, (d) by operation of law or pursuant to a court order, (e) to a partnership, limited liability company or other entity of which the party or its immediate family are the legal and beneficial owner of all outstanding equity securities, (f) if the party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (g) by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity, (h) transfers of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the lock-up period, (i) exercises of stock options or warrants or the vesting of stock awards, and any transfers upon the cashless or net exercise thereof or for the purpose of paying the exercise price or taxes in connection therewith, provided that all shares of Common Stock received by the party will remain subject to the lock-up, (j) repurchases by the Company pursuant to any pre-existing contractual arrangement, (k) the entry into a 10b5-1 plan provided that no transfers are made during the lock-up period, and (l) in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property.

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time by the selling shareholders of up to 5,672,182 shares of Class A Common Stock. The selling shareholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling shareholders’ interest in the Class A Common Stock other than through a public sale. Such selling shareholders may currently hold shares of our Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part, or may receive shares of Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part upon conversion of shares of Class B Common Stock.

The following table sets forth, as of the date of this prospectus, (i) the names of the selling shareholders and (ii) the number of shares of Class A Common Stock held by such selling shareholders prior this offering (including shares of Class A Common Stock underlying shares of Class B Common Stock, Options, and Warrants, as applicable). The voting power percentage is based on 8,997,361 total votes represented by the shares of Common Stock issued and outstanding as of May 1, 2026.

	Shares Beneficially Owned Before this Offering				Class A Common Stock Being Offered	Shares Beneficially Owned After this Offering(2)
Name and Address of Beneficial Owner(1)	Shares	% Class A Common Stock	% Class B Common Stock	% Total Voting Power	Shares	Shares	% Class A Common Stock	% Class B Common Stock	% Total Voting Power
Harry You(3)	2,909,444	30.18%	40.00%	30.99%	2,909,444	—	0.00%	0.00%	0.00%
Paul Dacier(4)	1,879,758	22.89%	32.00%	23.77%	1,879,758	—	0.00%	0.00%	0.00%
Niccolo de Masi(5)	825,288	9.14%	28.00%	10.83%	825,288	—	0.00%	0.00%	0.00%
Lyman Dickerson (6)	17,564	*	0.00%	*	17,564	—	0.00%	0.00%	0.00%
Elisabeth L. Levin (7)	2,196	*	0.00%	*	2,196	—	0.00%	0.00%	0.00%
Trust U/W Carl M. Loeb FBO Arthur L. Loeb (8)	10,978	*	0.00%	*	10,978	—	0.00%	0.00%	0.00%
CLAM Partners LLC (9)	21,955	*	0.00%	*	21,955	—	0.00%	0.00%	0.00%
Interest Solutions, LLC (10)	5,000	*	0.00%	*	5,000	—	0.00%	0.00%	0.00%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the directors and executive officers of the Company is c/o Rain Enhancement Technologies Holdco, Inc., 4851 Tamiami Trail N, Suite 200, Naples, FL 34103.

(2)	Assumes the selling shareholders sell all of the Class A Common Stock offered hereby and that no other shares of Class A Common Stock are acquired or sold by the selling shareholders prior to the completion of this offering. However, the selling shareholders are not obligated to sell all or any portion of the shares of Class A Common Stock offered pursuant to this prospectus.

(3)	Mr. You is the chairman of the Company’s board of directors. Before the offering, includes (i) 650,120 shares of Class A Common Stock held directly by Mr. You, (ii) 237,956 shares of Class A Common Stock held by the Trust, (iii) 564,375 shares of Class A Common Stock held by Berto, a limited liability company of which Mr. You is the sole member, (iv) 23,101 shares of Class B Common Stock held by the Trust, and (v) 1,433,892 shares of Class A Common Stock issuable upon the cash exercise of vested Options held by Mr. You. Mr. You is the settlor and investment officer of the Trust, and his son is the beneficiary of the Trust. Accordingly, Mr. You may be deemed to have a pecuniary interest in the securities held by the Trust. Mr. You disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The business address of Mr. You is 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144.

(4)	Before the offering, includes 1,861,277 shares of Class A Common Stock and 18,481 shares of Class B Common Stock held by Rainwater LLC, a limited liability company of which Paul T. Dacier is the sole member. Mr. Dacier was the President, Treasurer, and Executive Chairman of RET prior to the Business Combination. The business address of Mr. Dacier is 92 Woodland Street, Sherborn, MA 01770.

(5)	Before the offering, includes 92,172 shares of Class A Common Stock and 16,170 shares of Class B Common Stock held by Isalea Investments LP, a limited partnership of which Mr. de Masi is the General Partner, and 716,946 shares of Class A Common Stock issuable upon the cash exercise of vested Options held by Mr. de Masi. The business address of Mr. de Masi is 2809 Carlton Rd., Austin TX 78703

(6)	Mr. Dickerson is a member of the Company’s board of directors.

(7)	The business address of Ms. Levin is 767 Fifth Avenue, 18th Floor, New York, New York 10153.

(8)	The business address of Trust U/W Carl M. Loeb FBO Arthur L. Loeb is 767 Fifth Avenue, 18th Floor, New York, New York 10153.

(9)	Greg Carlin is the manager of CLAM Partners LLC and may be deemed to be the beneficial owner of the shares held thereby. The business address of CLAM Partners LLC and Mr. Carlin is 2325 N Cleveland Ave, Chicago, IL 60606.

(10)	The business address of Interest Solutions, LLC is 761 Main Avenue, Norwalk, CT 06851.

We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of Class A Common Stock.

Selling shareholder information for each additional selling shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling shareholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling shareholder and the number of securities registered on its behalf. A selling shareholder may sell or otherwise transfer all, some, or none of such securities in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the selling shareholders, see “Certain Relationships and Related Person Transactions” of our Annual Report, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Class A Common Stock or interests in our Class A Common Stock received after the date of this prospectus from the selling shareholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Class A Common Stock or interests in our Class A Common Stock on any stock exchange, market, or trading facility on which shares of our Class A Common Stock, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of their securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners, or stockholders;

●	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers who may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share or warrant; or

●	a combination of any such methods of sale;

●	through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; and

●	any other method.

A selling shareholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable securities pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part. To the extent that such members, partners, stockholders or other equityholders is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such members, partners, stockholders or other equityholders to use the prospectus to resell the securities acquired in such distribution.

The selling shareholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a selling shareholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholders to include the pledgee, transferee, or other successors-in-interest as the selling shareholders under this prospectus. The selling shareholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling shareholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of shares of our Class A Common Stock offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholders.

The selling shareholders also may in the future resell a portion of our Class A Common Stock in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling shareholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling shareholders is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of shares of our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, dated December 31, 2024, by and among the Company and the shareholders party thereto (the “Registration Rights Agreement”), we have agreed to indemnify the selling shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling shareholders may be required to make with respect thereto. In addition, we and the selling shareholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling shareholders may use this prospectus in connection with resales of shares of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the selling shareholders, the terms of our Class A Common Stock, and any material relationships between us and the selling shareholders. The selling shareholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling shareholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

A selling shareholders that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

Except as set forth above, we are required to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Future sales of our Class A Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our Class A Common Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Prior to this offering by the selling shareholders, an aggregate of approximately 2,441,042 shares of Class A Common Stock are held by public stockholders and are freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates” as of May 1, 2026. As of May 1, 2026, approximately 6,176,622 shares of Class A Common Stock are held by our “affiliates” and 57,692 shares of Class A Common Stock are “restricted securities” held by non-affiliates. Securities held by “affiliates” and “restricted securities,” each as defined in Rule 144 under the Securities Act (“Rule 144”), may not be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration. However, as a result of the Registration Rights Agreement, all or a portion of these shares held by affiliates may be eligible or future sale without restriction.

We also have a total of 5,000,000 Warrants outstanding which are exercisable for an aggregate of 5,000,000 shares of Class A Common Stock.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock or warrants then outstanding, as applicable; or

●	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Coliseum Acquisition Corp. was a shell company. As a result of the consummation of the Business Combination, we are no longer a shell company. Additionally, certain of the conditions set forth in the exceptions listed above are satisfied as a result of the passage of time and our timely filing of all Exchange Act reports. Accordingly, Rule 144 is available for the resale of the above noted restricted securities so long as we continue to file required Exchange Act reports and materials on a timely basis.

Lock-Up Restrictions

On December 31, 2024, in connection with the consummation of the Business Combination and as contemplated by the Business Combination Agreement, the Company and certain shareholders of the Company, including the RET Founders, the Previous Sponsor and the New Sponsor entered into a the Lock-Up Agreement. The lock-up parties include affiliates of Harry You, who was Coliseum’s chairman of the board and sponsor and a shareholder and lender to RET prior to the Business Combination, and is the Company’s chairman and a shareholder and lender to the Company after the Closing, affiliates of Paul Dacier, who was the president and sole director of the Company and the president, director, and shareholder of RET prior to the Business Combination, and Niccolo de Masi, who was a shareholder and lender to RET prior to the Business Combination.

Pursuant to the Lock-Up Agreement, the shares of Class A Common Stock held by the parties to the Lock-Up Agreement (including shares of Class A Common Stock issued pursuant to the Warrant Exchange but not including any shares of Class A Common Stock purchased in the PIPE Investment) are subject to transfer restrictions until the end of the earlier of (x) two (2) years after the closing date of the Business Combination and (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of common stock for cash, securities or other property.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by TCF Law Group PLLC, Massachusetts counsel to Rain Enhancement Technologies Holdco, Inc.

EXPERTS

The financial statements of Rain Enhancement Technologies Holdco, Inc. as of December 31, 2025 and 2024, and for the years then ended, incorporated by reference in this prospectus, have been audited by WithumSmith+Brown, P.C., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.